Exhibit 4.53

Confidential treatment has been requested for certain portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as “ ***** ”. A complete version of this exhibit has been filed separately with the Commission pursuant to an application for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

Modification 0001

ACAMBIS SUBCONTRACT MODIFICATION 0001

Subcontract No : MVA 2004-00001BXTR

Modification No.: 0001

Effective Date: Upon Subcontract Award

Subcontractor:	Baxter Healthcare SA
Hertistrasse 2
H-8304 Wallisellen, Switzerland

Description of Modification:

            Option Exercise of Specified Contract Line Items (CLIN’s)
            (See Page 2.)

Authority for modification: Unilateral modification under paragraph H.25

Total Value of this Modification: $ *****

For: ACAMBIS, INC.           Execution Date: September 30, 2004

/s/ Roger J. McAvoy

Roger J. McAvoy
Vice President,
Contracts and Legal Affairs

Modification 0001

SECTION B

     1. Under paragraph H.25, the following Option Contract Line Items (CLIN’s) are hereby exercised:

CLIN	Description	Unit	Amount
CLIN 0001	Process Development, Validation, and Manufacturing	N/A	N/A

CLIN 0001AA (Milestone 1)	Product Development Plan (PDP)	Lot	$ *****

CLIN0001AB (Milestone 17)	PDP and Quality Systems Plan (QSP) Updates	PDP Update QSP Update	***** *****

CLIN0001AC (Milestone 2)	QSP	Lot	*****

CLIN0001AD (Milestone 5)	Regulatory Support Plan (Manufacturing)	Lot	*****

CLIN0001AE (Milestone 16)	Updated Regulatory Support Plan	Lot	*****

CLIN 0001AF (Milestone 6)	Summary Report	Lot	*****

CLIN 0001AG (Milestone 7)	Process Validation and Manufacture and Delivery of MVA Vaccine Vials	500,000 doses (a) (Full Testing) *****	(a) (Full Testing) *****

		(b) *****	(b) *****

		(c) *****	(c) *****

		(d) *****	(d) *****

CLIN 0001AH (Milestone 1)	Small-Scale Lyo Study	Lot	*****

CLIN 0002	Vaccine Stockpile Maintenance Plan	N/A	N/A

CLIN 0002AA (Milestone 8)	Maintenance, Testing, and Replenishment Plan	Lot	*****

CLIN 0003	Large-Scale Manufacturing	N/A	N/A

Modification 0001

CLIN	Description	Unit	Amount
CLIN 0003AA (Milestone 9)	Large-Scale Production Plan	Lot	*****

CLIN 0004	Stockpile Maintenance/Stability Studies	N/A	N/A

CLIN 0004AA (Milestone 18)	Stability Program	Lot	*****

CLIN 0005	Replenishment Vaccine	N/A	N/A

CLIN 0005AA (Milestone 18)	Vials MVA Vaccine	Number of Lots - As ordered (300,000 doses/Lot)

		(a) Full Testing *****	(a) (Full Testing) *****

		(b) *****	(b) *****

		(c) Limited Testing *****	(c)(Limited Testing) *****

		(d) Limited Testing with *****	(d) *****

CLIN 0006	Other Direct Cost (Travel)	Lot	*****

3